UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2019

XCEL BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37527	76-0307819
(Commission File Number)	(IRS Employer Identification No.)
1333 Broadway, New York, NY (Address of Principal Executive Offices)	10018 (Zip Code)

(347) 727-2474

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 12, 2019 (the “Closing Date”), XCel Brands, Inc. (“XCel” or the “Company”) consummated an acquisition pursuant to the Asset Purchase Agreement (the “Agreement”) by and among the Company and H Licensing, LLC, (“H Licensing”) a wholly-owned subsidiary of XCel (together, the “Buyers”), and The H Company IP, LLC (the “Seller”), a wholly-owned subsidiary of House of Halston LLC (“Parent”) pursuant to which the Buyers have acquired the trademarks for the Halston brand, the Halston Heritage Brand and Roy Frowick brand and certain other assets of the Seller and other intellectual property rights. Benjamin Malka is a director of the Company, [is a 25% of Parent and Chief Executive Officer of Parent.]

Pursuant to the Agreement, at closing, the Company delivered to the Seller and its designees an aggregate of $8,350,000 in cash. In addition, Xcel agreed to issue to a designee of Seller 777,778 shares of the Company’s common stock (the “XCel Shares”), subject to the designee executing a voting agreement and a lock-up agreement relating to the Xcel Shares and a consent and waiver agreement each in from satisfactory to Xcel within three months from the date of the Agreement. In the event such agreements are not executed and delivered o Xcel, the Xcel shares shall be forfeited. In addition to the closing considerations, the Seller will be eligible to earn up to an aggregate of $6,000,000 (the “Earn-Out Value”) through December 31, 2022 based on Excess Net Royalties. “Excess Net Royalties” during any calendar year for 2019 through 2022 (each, a “Royalty Target Year”) is equal to (a) the positive amount, if any, of the Net Royalties as calculated for such Royalty Target Year, less the greater of (i) One Million Five Hundred Dollars ($1,500,000), or (ii) the maximum Net Royalties for any previous Royalty Target Year. “Applicable Percentage” means (a) 50% of the first $10,000,000 of Excess Net Royalties during the Earn-Out Period, (b) 20% of aggregate Excess Net Royalties during the Earn-Out Period greater than $10,000,000 and up to $15,000,000 and (c) 0% of aggregate Excess Net Royalties during the Earn-Out Period in excess of $15,000,000. The Earn-Out Consideration shall be payable in cash or of common stock of XCel Shares (the “Earn-Out Shares”) at the Seller’s option); provided, however, that if the number of Earn-Out Shares, when combined with the number of XCel Shares issued at the closing, will exceed 4.99% of the aggregate number of shares of XCel common stock outstanding as of the Closing Date (calculated in accordance with Nasdaq Rule 5635(a)) (the “XCel Share Limit”), then the Buyer may, in its sole and unfettered discretion, elect to (x) pay cash for the Earn-Out Value attributable to the Earn-Out Shares that would exceed the XCel Share Limit; (y) solicit stockholder approval for the issuance of Earn-Out Shares in excess of the XCel Share Limit in accordance with Nasdaq Rule 5635(a)(2) and, if such stockholder approval is obtained, issue such Earn-Out Shares to the Seller; or (z) solicit stockholder approval for the issuance of Shares in excess of the XCel Share Limit in accordance with Nasdaq Rule 5635(a)(2) and, if such stockholder approval is obtained, pay the applicable Earn-Out Consideration with a combination of cash and Earn-Out Shares.

Pursuant to a voting agreement entered into on the Closing Date (the “Voting Agreement”), the Seller and Parent each appointed Robert J. D’Loren, Chief Executive Officer, President and Chairman of the Board of XCel, as its irrevocable proxy and attorney-in-fact with respect to the XCel Shares and/or Earn-Out/Shares. As proxy holder, Mr. D’Loren, shall vote in favor of matters recommended or approved by the board of directors.

Pursuant to a lock-up agreement contemplated by the Purchase Agreement and entered into on the Closing Date, the Seller agreed as to the XCel Shares and Earn-Out Shares (together with the XCel Shares, the “Lock-up Shares”), that during the twelve (12) months from the Closing Date or the issuance of the Earn-Out Shares, as applicable (the “Lock-up Period”), the Seller may not, subject to certain exceptions, offer, sell, pledge, hypothecate, grant an option for sale or otherwise dispose of, or transfer or grant (collectively, “Transfer”) any rights with respect to, any of the Lock-up Shares. Upon the expiration of the Lock-Up Period as applicable to the XCel Shares or Earn-Out Shares, the foregoing restrictions on Transfer shall lapse with respect to 25% of the applicable Lock-up Shares. Additionally, on the first day of each of the first three consecutive three (3) month periods following the end of the Lock-up Period, the restrictions on Transfer shall lapse with respect to an additional 25% of the applicable Lock-up Shares. The Company has agreed to file a registration statement covering the applicable Lock-up Shares and use commercially reasonable efforts to cause the registration statement to become effective within sixty (60) days after the expiration of the Lock-up Period and remain effective for specified time periods.

See Item 2.03 for information regarding the [Term Loan] (defined below).

Item 2.01	Completion of Acquisition or Disposition of Assets.

See Item 1.01 for information regarding the Agreement and the transactions contemplated thereby.

Item 2.03	Creation of a Direct Financial Obligation or Obligation Under an Off-balance Sale Arrangement of a Registrant.

On February 11, 2019, Xcel, as Borrower, and its wholly-owned subsidiaries, IM Brands, LLC (“IM Brands”), JR Licensing, LLC (“JR Licensing”), H Licensing, LLC (“H Licensing”), C Wonder Licensing, LLC (“C Wonder Licensing”), Xcel Design Group, LLC (“Xcel Design Group”), Judith Ripka Fine Jewelry, LLC (“Judith Ripka”), H Licensing, and Xcel-CT MFG, LLC, as Guarantors (each a “Guarantor” and collectively, the “Guarantors”), entered into a Second Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with Bank Hapoalim, B.M. (the “Bank”), as agent (the “Agent”), and the financial institutions party thereto as lenders (the “Lenders”). The Loan Agreement amended and restated the Amended and Restated Loan and Security Agreement dated as of February 26, 2016, as amended, among IM Brands, JR Licensing, H Licensing, C Wonder Licensing, Xcel Design Group, IMNY Retail Management, LLC, Judith Ripka (f/k/a IMNY E-Store, USA, LLC) and the Bank (the “Existing Loan Agreement”). Immediately prior to the Closing Date, the aggregate principal amount of the term loan extended under the Existing Loan Agreement was $15,500,000. Pursuant to the Loan Agreement, the Lenders have extended to Xcel an additional term loan in the amount of $7,500,000, such that, as of the Closing Date, the aggregate outstanding balance of all the term loans extended by the Lenders to Xcel under the Loan Agreement was $22,000,000, which amount has been divided under the Loan Agreement into two term loans: (1) a term loan in the amount of $7,250,000 (“Term Loan A”) and (2) a term loan in the amount of $14,750,000 (“Term Loan B” and, together with Term Loan A, the “Term Loans”). The proceeds of the additional term loan extended on the Closing Date were used to finance the acquisition described in Item 1.01.

Upon entering into the Loan Agreement, Xcel paid an upfront fee in the amount of $91,250 to the Agent for the benefit of each Lender having a term loan commitment.

The Loan Agreement also contemplates that the Lenders will provide to Xcel a revolving loan facility and a letter of credit facility, the terms of each of which shall be agreed to by Xcel and the Lenders. Amounts advanced under the revolving loan facility (the “Revolving Loans”) will be used for (1) the purpose of consummating acquisitions by Xcel or its subsidiaries that are or become parties to the Loan Agreement and (2) working capital purposes. Xcel will have the right to convert Revolving Loans to incremental term loans (the “Incremental Term Loans”) in minimum amounts of $5,000,000.

The Term Loans mature on December 31, 2023; Incremental Term Loans shall mature on the date set forth in the applicable term note; and Revolving Loans and the letter of credit facility shall mature on such date as agreed upon by Xcel and the Lenders. Any letter of credit issued under the Loan Agreement shall terminate no later than one year following the date of issuance thereof. Principal on the Term Loan A shall be payable in quarterly installments on each of March 31, June 30, September 30 and December 31 as follows:

Period	Amount

June 30, 2019-September 30, 2020	$1,000,000

December 31, 2020-	$1,250,000

Principal on the Term Loan B shall be payable in quarterly installments on each of March 31, June 30, September 30 and December 31 as follows:

Period	Amount

March 31, 2020 – September 30, 2020	$250,000

March 31, 2021 – December 31, 2022	$1,125,000

March 31, 2023 – December 31, 2023	$1,250,000

Xcel shall have the right to prepay the Term Loans, Incremental Term Loans, Revolving Loans and obligations with respect to letters of credit and accrued and unpaid interest therein and to terminate the Lenders’ obligations to make Revolving Loans and issue letters of credit; provided that any prepayment of less than all of the outstanding balances of Term Loans and Incremental Term Loans shall be applied to the remaining amounts due in inverse order of maturity.

If any Term Loan or any Incremental Term Loan is prepaid on or prior to the third anniversary of the Closing Date (including as a result of an event of default), Xcel shall pay an early termination fee as follows: an amount equal to the principal amount outstanding under such Term Loan or Incremental Term Loan, as applicable, on the date of prepayment, multiplied by: (i) two percent (2.00%) if any of Term Loan B or any Incremental Term Loan is prepaid on or before the second anniversary of the later of the Closing Date or the date such Incremental Term Loan was made, as applicable; (ii) one percent (1.00%) if any of Term Loan A is prepaid on or before the second anniversary of the Closing Date; (iii) one percent (1.00%) if any of Term Loan B or any Incremental Term Loan is prepaid after the second anniversary of the later of the Closing Date or such Incremental Term Loan was made, as applicable, but on or before the third anniversary of such date; (iv) one half of one percent (0.50%) if any of Term Loan A is prepaid after the second anniversary of the Closing Date, but on or before the third anniversary of such date; or (v) zero percent (0.00%), if any Term Loan or any Incremental Term Loan is prepaid after the third anniversary of the later of the Closing Date or the date such Incremental Term Loan was made, as applicable.

Commencing with the fiscal year ending December 31, 2017, Xcel is required to repay a portion of the Term Loan in amount equal to 10% of the excess cash flow for the fiscal year; provided that no early termination fee shall be payable with respect to any such payment. Excess cash flow means, for any period, cash flow from operations (before certain permitted distributions) less (i) capital expenditures not made through the incurrence of indebtedness, (ii) all cash principal paid or payable during such period and (iii) all dividends declared and paid (or which could have been declared and paid) during such period to equity holders of any credit party treated as a disregarded entity for tax purposes.

Xcel’s obligations under the Loan Agreement are guaranteed by the Guarantors and secured by all of the assets of Xcel and the Guarantors (as well as any subsidiary formed or acquired that becomes a credit party to the Loan Agreement) and, subject to certain limitations contained in the Loan Agreement, equity interests of the Guarantors (as well as any subsidiary formed or acquired that becomes a credit party to the Loan Agreement).

Xcel also granted the Lenders a right of first offer to finance any acquisition for which the consideration therefore will be paid other than by cash of Xcel or by the issuance of equity interest of Xcel.

Interest on the Term Loan A accrues at a fixed rate of 5.1% per annum and is payable on each day on which the scheduled principal payments on the Term Loan A are required to be made. Interest on the Term Loan B accrues at a fixed rate of 6.25% per annum and is payable on each day on which the scheduled principal payments on the Term Loan B are required to be made. Interest on the Revolving Loans will accrue at either the Base Rate or LIBOR, as elected by Xcel, plus a margin to be agreed to by Xcel and the Lenders and will be payable on the first day of each month. Base Rate is defined in the Loan Agreement as the greater of (a) the Agent’s stated prime rate or (b) 2.00% per annum plus the overnight federal funds rate published by the Federal Reserve Bank of New York. Interest on the Incremental Term Loans will accrue at rates to be agreed to by Xcel and the Lenders and will be payable on each day on which the scheduled principal payments under the applicable note are required to be made.

 The Loan Agreement contains customary covenants, including reporting requirements, trademark preservation and the following financial covenants of Xcel (on a consolidated basis with the Guarantors and any subsidiaries subsequently formed or acquired that become a credit party under the Loan Agreement):

●	net worth of at least $90,000,000 at the end of each fiscal quarter;

●	liquid assets of at least $5,000,000 at all times;

●	the fixed charge coverage ratio for the twelve-fiscal month period ending at the end of each fiscal quarter shall not be less than the ratio set forth below for such fiscal period:

Fiscal Quarter End	Fixed Charge Coverage Ratio
December 31, 2019, March 31, 2020, June 30, 2020, September 30, 2020	1.05 to 1.00
December 31, 2020, March 31, 2021, June 30, 2021, September 30, 2021, December 31, 2021 and thereafter	1.10 to 1.00

●	capital expenditures shall not exceed $700,000 for any fiscal year; and

●	the leverage ratio for the twelve-fiscal month period ending at the end of each fiscal period set forth below shall not exceed the ratio below:

Fiscal Period	Maximum Leverage Ratio
December 31, 2018	2.90 to 1.00
December 31, 2019, March 31, 2020, June 30, 2020 and September 30, 2020	2.40 to 1.00
December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021	1.70 to 1.00
December 31, 2021 and each Fiscal Quarter end thereafter	1.50 to 1.00

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01 for details regarding the unregistered equity securities issued in the Offering.

On February 11, 2019, the Company issued to Seller’s designee an aggregate of 777,778 Shares as partial consideration for the acquired assets.

The issuance referenced above was not registered under the Securities Act was not a “public offering” as defined in Section 4(a)(2) of the Securities Act due to the insubstantial number of persons involved, size of the offerings, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Seller and its designee each represented that it had the necessary investment intent as required by Section 4(a)(2) and each of them agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act for this transaction.

Item 9.01	Financial Statements and Exhibits

Exhibits
2.1	Asset Purchase Agreement by and between of XCel, H Licensing, Seller and Parent
10.1	Voting Agreement dated as of February 11, 2019 by and between XCel and Seller
10.2	Second Amended and Restated Loan and Security Agreement by and among Bank Hapoalim B.M., as agent, the financial institution party thereto as lenders, Xcel Brands, Inc., as borrower, and IM Brands, LLC, JR Licensing, LLC, H Licensing, LLC, C Wonder Licensing LLC, Xcel Design Group, LLC, Judith Ripka Fine Jewelry, LLC, H Heritage Licensing, LLC and Xcel-CT MFG, LLC , as guarantors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

XCEL BRANDS, INC.
(Registrant)

By:	/s/ James F. Haran

Name:	James F. Haran
Title:	Chief Financial Officer

Date: February 14, 2019